WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Form S-8 of our report dated April 1, 2019, relating to the financial statements of Sound Concepts Inc. (now, Verb Direct, LLC) as of December 31, 2018 and 2017 and for the years then ended.

Weinberg & Company, P.A.
Los Angeles, California
December 23, 2019

1925 Century Park East • Suite 1120
Los Angeles • California 90067
Telephone: 310.601.2200
Fax: 310.601.2201
www.weinbergla.com

Other Offices:
Boca Raton, Florida
Wanchai, Hong Kong P.R.C.